Cibola Corporation

                      SUBSCRIPTION AGREEMENT


          THIS SUBSCRIPTION AGREEMENT has been made and entered into this 10th day of April, 1996, by and between CIBOLA CORPORATION ("Cibola"), a Wyoming corporation, and THE BEARD COMPANY ("Beard"), an Oklahoma corporation, with reference to the following circumstances:

          A. Beard has been engaged in exploration, development, operating and marketing natural resources, including oil, gas, carbon dioxide and other minerals. Cibola is engaged in natural gas marketing and Beard desires to acquire control of Cibola to further its expertise in the natural resources industry.

          B. Beard has agreed to purchase 144,000 shares of Cibola's voting common stock (the "Shares") and Cibola has agreed to sell Beard the Shares subject to the provisions of this Agreement.

          ACCORDINGLY, for the purpose of prescribing the basis upon which Beard will purchase and Cibola will sell the Shares, the parties have entered into this Agreement.

     1. Subscription of Shares. Subject to the terms and conditions of this Agreement, Beard hereby subscribes to the Shares of the voting common stock of Cibola at a price of $10.00 per share, payable as provided in Section 2 below.

     2. Payment and Issuance of Shares. Contemporaneously with the execution and delivery of this Agreement, (i) Beard shall pay Cibola $1,440 in cash (representing the capital amount of the Shares) and execute and deliver to Cibola a promissory note in the principal amount of $1,438,560 and bearing interest at the rate of 8.25% per annum and (ii) Cibola shall issue to Beard a stock certificate registered in Beard's name evidencing the Shares.

     3. Cibola Representations and Warranties. Cibola hereby represents and warrants to Beard as follows:

          3.1 Organization, Good Standing and Qualification. Cibola is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming. Cibola has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue the Shares and to carry on its business as presently conducted and as presently proposed to be conducted. Cibola is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary. Cibola has no subsidiaries.

          3.2 Capitalization. The authorized capital stock of Cibola consists of 180,000 shares of common stock, 36,000 shares of which are issued and outstanding, and 16,200 shares of preferred stock, all of which are issued and outstanding. All issued and outstanding Shares of Cibola common stock and preferred stock (a) have been duly authorized and validly issued to, and are currently owned beneficially and of record, subject to no mortgage, pledge, lien, encumbrance or charge, by Richard R. Dunning, Larry D. Hartzog, and Michael C. Black, (b) are fully paid and nonassessable and (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as set forth in this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from Cibola or its stockholders of any of Cibola's securities. When issued hereunder, the Shares will have been duly authorized and will be fully paid, non-assessable shares of common stock of Cibola.

          3.3 Authorization. All corporate action on the part of Cibola, its officers, directors and stockholders necessary for the authorization of this Agreement, and the performance of all obligations of Cibola hereunder have been taken. This Agreement is a valid and binding obligation of Cibola, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

          3.4 Financial Statement. Cibola has delivered to Beard the unaudited balance sheet as at December 31, 1995 (the "Statement Date") and unaudited income statement for the year then ending (collectively the "Financial Statements") of Mainline Emertech Corporation (of which Cibola is the successor by merger). The Financial Statements are complete and correct in all material respects, have been prepared in accordance with accounting principles applied on a consistent basis throughout the periods indicated and present fairly the financial condition and position and results of operations of Cibola as of the Statement Date and for the year then ended. In addition, Cibola has delivered to Beard its pro forma balance sheet as of the date first above written which, taking into account the footnotes thereto and the limitations therein expressed, fairly represents the financial condition of Cibola at that date.

          3.5 Liabilities. Cibola has no material liabilities, including contingent liabilities, not disclosed in the Financial Statements, except liabilities incurred in the ordinary course of business subsequent to the Statement Date that have not been, in any case or in the aggregate, material.

          3.6 Agreements and Contracts. Cibola has no material contracts or agreements other than those certain agreements described on Schedule 3.6, attached hereto.

          3.7 Compliance with Laws. To the best of Cibola's knowledge, it is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would have a material adverse effect upon Cibola's financial condition. Cibola has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it.

     4. Beard Representations and Warranties. Beard hereby represents and warrants to Cibola as follows:

          4.1 Authorization Binding Obligations. All corporate action on the part of Beard and its officers, directors and stockholders necessary for the authorization of this Agreement and the performance of all obligations of Beard hereunder have been taken. This Agreement is a valid and binding obligation of Beard, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

          4.2 Investment Representation. Beard is an accredited investor within the meaning of Regulation D under the Securities Act of 1933, as amended, and is acquiring the Shares for its own account for investment only and not with a view toward their distribution.

     5. Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement will be in writing and will be deemed properly delivered, given and received when delivered (by hand, by certified mail with return receipt requested, a courier or express delivery service or by telecopier) to the address or telecopier number set forth beneath the name of such party below (or to such other address or telecopier number as such party shall have specified in a written notice given to the other party hereto):

     (a)  If to Beard:

               The Beard Company
               Enterprise Plaza, Suite 320
               5600 N. May Avenue
               Oklahoma City, OK  73112
               Attention:  Mr. Herb Mee, Jr., President
               Telephone No.: (405) 842-2333
               Facsimile No.: (405) 842-9901

     (b)  Cibola Corporation:

               c/o CT Corporation System
               1720 Carey Avenue, Cheyenne, Wyoming 82001
               Telephone No.: (307) 632-0541
               Facsimile No.: (307) 632-4999

     6. Entire Agreement. This Agreement constitutes the full entire understanding and agreement among the parties with respect to the subject hereof.

     7. Governing Law. This Agreement shall be governed in all respects by the law of the State of Wyoming.

     8. Amendment. This Agreement may be amended only by writing executed by the parties hereto.

     Executed by Cibola Corporation in Cheyenne Wyoming as of the day and year first above written.

                               THE BEARD COMPANY


                               By: HERB MEE, JR.
                                   Herb Mee, Jr., President


                               CIBOLA CORPORATION


                               By: MICHAEL C. BLACK
                                   Michael C. Black, President